CERTIFICATIONS PURSUANT TO		  EXHIBIT 32.1
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report of Strategic Gaming Investments, Inc., a Delaware corporation formerly known as Left Right Marketing Technology, Inc. (the "Company"), on Form 10-QSB for the fiscal quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Lawrence S. Schroeder, President and Chief Executive Officer of the Company, and Jason F. Griffith, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



By:        /s/ Lawrence S. Schroeder     Dated: November 14, 2006
	   -------------------------
           Lawrence S. Schroeder

Title:     President and Chief Executive Officer
           of Strategic Gaming Investments, Inc.


By:   	   /s/ Jason F. Griffith	 Dated: November 14, 2006
           -------------------------
      	   Jason  F. Griffith

Title:	   Chief Financial Officer and Secretary
      	   of Strategic Gaming Investments, Inc.



      This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.